Exhibit 99.1

ETHZilla announces authorization of $250 million stock repurchase program

Company has accumulated 102,237 ETH at an average acquisition price of $3,948.72,

which is now valued at approximately $489 million

Announces implementation of proprietary Electric Asset Protocol to generate higher yields

Palm Beach, FL – August 25, 2025 – ETHZilla Corporation (Nasdaq: ETHZ), (the “Company” or “ETHZilla”), today announced that its Board of Directors has authorized a stock repurchase program of up to $250 million of the Company’s outstanding shares of common stock, effective immediately. Additionally, the Company announced it now has total holdings of 102,237 Ether (“ETH”) at an average acquisition price of $3,948.72, which is now valued at approximately $489 million. In addition to the ETH, ETHZilla holds approximately $215 million in USD cash equivalents.

“At ETHZilla, we continue to deploy capital to accelerate our Ethereum treasury strategy with discipline and record speed,” said McAndrew Rudisill, Executive Chairman of the Company. “As we continue to scale our ETH reserves and pursue differentiated yield opportunities, we believe an aggressive stock repurchase program at the current stock price underscores our commitment to maximizing value for shareholders.”

A summary of ETHZilla’s current ETH position and key metrics as of August 24, 2025, except for shares outstanding, as of August 22, 2025:

●	Total ETH & ETH Equivalents Held(1): 102,237

●	Total ETH & ETH Equivalents Held (USD): approximately $489 million

●	Total USD Cash Equivalents: approximately(2): $215 million

●	Total Shares Outstanding: 165,478,655

(1)	Total ETH & ETH Equivalents Held includes ETH the Company has agreed to purchase.

(2)	Total USD Cash Equivalents excludes USD committed pursuant to agreement(s) to acquire ETH included in the Total ETH & ETH Equivalents Held.

The most recently purchased ETH is expected to be held long-term and staked to Electric Capital’s proprietary Electric Asset Protocol to generate yield.

Weekly ETH and Capital Summary

Units of ETH (K)	8/10/2025	8/17/2025	8/24/2025
Beginning Balance	-	82.2	94.7
ETH Acquired	82.2	12.5	7.6
Ending Balance	82.2	94.7	102.2
Avg ETH Purchase Price	$3,807	$3,902	$3,949
ATM Shares Issued (m)	-	1.7	3.3
ATM Net Proceeds ($m)	$-	$12.8	$20.9

(1)	ETH Acquired includes ETH the Company has committed to purchase.

The Company will continue to provide updates to its treasury and on-chain yield generation strategies, through press releases and regulatory filing(s), as available.

Stock Repurchase Program

Subject to any future extension in the discretion of the Board of Directors of the Company, the stock repurchase program is scheduled to expire upon the earliest of June 30, 2026, when a maximum of $250.0 million of the Company’s common stock has been repurchased, or when such program is discontinued by the Board of Directors.

Under the stock repurchase program, shares may be repurchased from time to time in the open market or through negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). Stock repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of shares, general market conditions, cost of capital, the trading price of the common stock, alternative uses for capital, and the Company’s financial performance. Stock repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

The stock repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The stock repurchase program does not obligate the Company to purchase a particular number of, or any, shares. There is no guarantee as to the exact number or value of shares that will be repurchased by the Company, if any.

The stock repurchase program is expected to be funded using the Company’s working capital and from funds raised in “at-the-market” offerings or other future financings.

About ETHZilla

ETHZilla is developing an accumulation vehicle for Ether (ETH), the native digital asset of Ethereum, that aims to become a benchmark for on-chain treasury management among public companies. This strategy will be built for the community, by the community.

Through its partnership with Electric Capital, ETHZilla’s treasury strategy aims to pursue a differentiated yield generation program meant to outperform traditional ETH staking. The Company is supported by an executive team and DeFi Council that unites capital markets experts, prominent Ethereum engineers, top-tier DeFi founders, infrastructure pioneers and other ecosystem heavyweights.

The Company, originally formed as an innovative biotechnology company, has also been evolving its business towards software enabled gaming and entertainment. In addition to its ETH treasury strategy as discussed above, and its plans to monetize its existing legacy biotech assets, the Company continues to maintain the deployment and development of its gaming initiatives.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s prior private placements and related transactions, the amount, timing, and sources of funding for the stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to continue to purchase ETH, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, the Company’s current and anticipated yield strategies, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies and online betting; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; risks relating to the Company’s iGaming operations; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact:

Prosek Partners
pro-ETH@prosek.com

Investor Contact:

Prosek Partners
ETHZ-IR@prosek.com

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